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                                                                   EXHIBIT 10.2

                         INTERACTIVE INTELLIGENCE, INC.

                1995 NONSTATUTORY STOCK OPTION INCENTIVE PLAN
                     (ADOPTED EFFECTIVE AUGUST 14, 1995)

                                  ARTICLE I

                                 DEFINITIONS

     SECTION 1.1. "AFFILIATE" means a corporation in which the Company owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation.

     SECTION 1.2. "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     SECTION 1.3. "CODE" means the Internal Revenue Code of 1986, as amended.

     SECTION 1.4. "COMMON SHARES" or "Shares" means shares of the Common Stock, without par value, of the Company.

     SECTION 1.5. "COMPANY" means Interactive Intelligence, Inc., an Indiana corporation, and any successor thereto.

     SECTION 1.6.   "EFFECTIVE DATE" means August 14, 1995.

     SECTION 1.7. "ELIGIBLE EMPLOYEE" means any full-time employee of the Company or an Affiliate.

     SECTION 1.8. "ELIGIBLE PERSON" means any Eligible Employee or any director or consultant of the Company or an Affiliate who is not an Eligible Employee.

     SECTION 1.9. "OPTION" means an option, granted by the Company pursuant to the Plan, to purchase shares of Common Stock.

     SECTION 1.10. "OPTION AGREEMENT" means a written agreement or agreements as described in Section 4.3 between the Company and an Eligible Person evidencing an Option.

     SECTION 1.11. "OPTION PRICE" means the price for each share of Common Stock as determined in Section 4.3(a).

     SECTION 1.12. "OPTIONEE" means an Eligible Person to whom an Option has been granted under the Plan.

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     SECTION 1.13.  "PLAN" means the "Interactive Intelligence, Inc.
Nonstatutory Stock Option Incentive Plan" set forth in this document.

     SECTION 1.14. "SEPARATION FROM SERVICE" means, with respect to an Eligible Employee, any voluntary or involuntary termination of an Eligible Employee's employment with the Company or an Affiliate for any reason other than death, but shall not include termination of employment by reason of an Eligible Employee's transfer of employment between the Company or an Affiliate, and means, with respect to other Eligible Persons, the cessation of such person's service on the Board of Directors of the Company or an Affiliate or cessation of such person's service as a consultant for any reason other than death or total and permanent disability. The effective date for Separation from Service shall not include any period for which an Eligible Persons may receive accrued vacation or severance benefits in any form for such service.

                                  ARTICLE II

                                    PURPOSE

     SECTION 2.1. PURPOSE. The purpose of the Plan is to induce Eligible Persons to remain affiliated with or in the employ of the Company and to encourage Eligible Persons to secure or increase, on the terms set forth herein, their stock ownership in the Company. The Board of Directors has determined that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.

                                 ARTICLE III

                                ADMINISTRATION

     SECTION 3.1. GENERAL. The Plan shall be administered by the Board of Directors which, subject to the terms and conditions of the Plan, shall have the authority to determine, in its sole and absolute discretion, all questions arising under the Plan, including, but not limited to, the selection of the Eligible Persons to whom grants of Options shall be made, the terms and conditions of each such grant, the time at which such grants shall be made, the number of Common Shares to be optioned under each such grant, all questions related to the exercisability of Options and all questions relating to adjustments to be made pursuant to Article VI hereof. The Board of Directors shall also establish and carry out reasonable interpretations and applications of the Plan and shall perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the efficient administration of the Plan.

     SECTION 3.2. CONFLICTS OF INTEREST. A grant of an Option to a member of the Board of Directors may be made only after approval of such grant by a majority of disinterested members of the Board of Directors.

     SECTION 3.3. DELEGATION OF POWERS. The Board of Directors may, in its sole and

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absolute discretion, delegate specified powers and responsibilities given it under the Plan to a committee, a majority of which shall be members of the Board of Directors. The Board of Directors shall appoint the members of such committee, who shall serve at the pleasure of the Board of Directors.

                                   ARTICLE IV

                                    OPTIONS

     SECTION 4.1. ELIGIBILITY. The Board of Directors may grant Options to any person who is an Eligible Person.

     SECTION 4.2. NUMBER OF SHARE(S) SUBJECT TO OPTIONS. The aggregate number of Common Shares which may be issued upon the exercise of all Options shall not exceed two hundred fifty thousand (250,000) Common Shares; subject, however, to the provisions of Article VI hereof. The Common Shares issued upon the exercise of Options may be authorized but unissued Common Shares or Common Shares issued and subsequently reacquired by the Company. In the event any Options shall, for any reason, terminate, expire or be surrendered without having been exercised in full, the Common Shares subject to such Option (but not purchased thereunder) shall again be available for Options to be granted.

     SECTION 4.3. TERMS AND CONDITIONS OF OPTIONS. Any Option shall be evidenced by an Option Agreement executed by the Company and the Optionee, and shall contain such terms and be in such form as the Board of Directors may from time to time approve subject to the following terms, conditions and limitations:

     (a) OPTION PRICE. The option price per Common Share with respect to each such Option shall be determined by the Board of Directors at the time of issuance of the Option but shall be not less than Twenty Cents ($0.20) per share.

     (b) DURATION OF OPTION. Each Option shall expire in accordance with the provisions of the Plan or, if earlier, the date fixed by the Board of Directors at the time the Option is granted, which date shall be set forth in the Option Agreement.

     (c) VESTING OF OPTION. The Options shall vest and become exercisable, as follows:

          (i) Unless otherwise determined by the Board of Directors and set forth in the Option Agreement, Options granted to an Eligible Employee shall become exercisable for (i) 20% of the Option shares on the first anniversary of the date of grant, (ii) 20% of the Option Shares on the second anniversary of the date of grant, (iii) 20% of the Option Shares on the third anniversary of the date of grant,
                 (iv) 20% of the Option Shares on the fourth anniversary of the date of grant, and (v) 20% of the Option Shares on the fifth anniversary of the date of grant.

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         (ii)    Options granted to directors or consultants shall be fully vested at the time of issuance unless otherwise determined by the Board of Directors.

         (iii) The Board of Directors reserve the right, in its sole and absolute discretion, to accelerate the date on which the Options granted herein shall become vested and exercisable for the entire Option Shares (to the extent not previously vested or exercised) to that date immediately prior to the consummation of any of the following events: (i) the sale or transfer by the Company of all or substantially all of its assets; (ii) the sale or exchange in one transaction of outstanding shares of the Company having at least two-thirds (2/3) of the total number of votes that may be cast for the election of the Board of Directors of the Company; (iii) any cash tender offer or exchange offer, contested election, or any combination of the foregoing transactions, as a result of which the persons who are Directors of the Company before the transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; or (iv) any merger or other business combination or similar action of the Company in which the Shareholders of the Company receive less than fifty percent (50%) voting interest in the new continuing entity. If the Board exercises its rights to accelerate the Options as provided herein, the Board shall notify each Optionee that the vesting and exercisability has been accelerated and that the Option is subject to lapse and termination if not timely exercised, which notice shall be given at least five (5) days prior to the consummation of the events set forth in subparagraph (i), (ii), (iii) or (iv) giving rise to such acceleration. In the event and to the extent an Optionee does not exercise an Option upon occurrence of one of the events described in subparagraphs (i), (ii), (iii) and (iv) above, then such Option shall lapse and terminate upon consummation of such event.

     (d) EXERCISE RIGHTS. Each Option shall become exercisable by the Optionee (or his or her successors if Section 4.3(f) is applicable) only to the extent the Option is vested. Notwithstanding the foregoing, no Option granted under the Plan shall be exercisable if the Optionee is in violation of, or has violated, any noncompete or nondisclosure agreement between the Optionee and the Company.

     (e) EXERCISE OF OPTION. On and after the date any portion of the Option becomes exercisable pursuant to Section 4.3(d), the Optionee with respect to such Option may only exercise such Option to the extent vested by written exercise and subscription agreement which shall:

     (i) state the election to exercise the Option, the number of Common Shares in respect of which it is being exercised, the person(s) in whose name(s) the stock certificate(s) for such shares is (are) to be registered, including pertinent address(es) and social security number(s);

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     (ii)    contain such representations and agreements, if any, as may be required by the Company related to the Optionee's investment intent regarding the acquisition of such Common Shares and other provisions related to applicable exemptions from Federal or state securities law registration requirements;

     (iii) contain such agreement, if any, as may be required by the Company related to restrictions on the transferability of such Common Shares;

     (iv)    be signed by the Optionee; and

     (v) be in writing and delivered in person or by mail to the President of the Company.

Notwithstanding anything in the Plan to the contrary, no Option shall be exercised if the issuance of the Common Shares upon such exercise would constitute a violation of any applicable Federal or state securities laws or other laws or regulations.

     (f) DEATH OF OPTIONEE. If an Optionee dies while in the employ of or while serving as a director or consultant to the Company or any Affiliate,, an Option granted to such deceased Optionee may be exercised (to the extent vested) by the persons representative, executor, or administrator of such deceased Optionee's estate, or by the person or persons to whom the Option has been transferred under the Optionee's last will and testament or the applicable laws of descent and distribution, for a period of twelve (12) months after the Optionee's death provided, however, such right of exercise shall not effect the earlier expiration of such Option as provided in the Plan or the applicable Option Agreement. Options granted to an Optionee shall automatically expire twelve (12) months after such Optionee's death. The Company shall be under no obligation to honor any notice of exercise or to deliver certificates representing the Common Shares purchased pursuant to any exercise until the Company is satisfied as to the authority of the person or persons exercising the Option.

     (g) DISABILITY OF OPTIONEE. Notwithstanding other terms and provisions of this Plan, in the event an Optionee ceases to be employed with, or to serve as a director or consultant to, the Company or any Affiliate, as a result of such Optionee's total and permanent disability, such Optionee may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Board, with such determination being made, if at all, at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent such Optionee was entitled to exercise it at the date of such termination. To the extent such Optionee was not entitled to exercise the Option at the date of termination, or if such Optionee does not exercise such Option which such Optionee was entitled to exercise within the time specified herein, the Option shall terminate.

     (h) PAYMENT UPON EXERCISE OF OPTION. Payment of the option price by the Optionee shall be made in cash or other immediately available funds or by a check drawn on a United States bank and tendered to the Company on the date of exercise.

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     (i)  NONTRANSFERABILITY OF OPTIONS.  No Option shall be transferable or assignable, in whole or in part, by an Optionee, except to the extent exercise is permitted upon the death of the Optionee pursuant to Section 4.3(f) hereof. Each Option shall be exercisable, during the Optionee's lifetime, only by the Optionee. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment or similar process or to any claim or interest of a spouse upon divorce from an Optionee or pursuant to community property laws. Any attempt by an Optionee to transfer, assign, pledge or hypothecate any Option, or any execution, attachment or similar process against any such Option, shall cause the immediate expiration of such Option.

     (j) SEPARATION FROM SERVICE. Unless otherwise determined by the Board of Directors at the time of grant, except for Options issued to an Optionee who was serving as a non-employee director at the time of the grant, upon an Optionee's Separation from Service all unexercised Options held by the Optionee shall expire upon the date of his or her Separation from Service.

     (k) OBLIGATION TO MAKE OPTIONS EXERCISABLE. The establishment of the Plan does not create an obligation which would in any way require the Company or Board of Directors to engage in any action which would result in the Options becoming exercisable.

                                   ARTICLE V

                      AMENDMENT, SUSPENSION OR TERMINATION

     SECTION 5.1. GENERAL. The Board of Directors may from time to time suspend or terminate the Plan or may amend it from time to time in such respects as the Board of Directors may in its sole and absolute discretion deem advisable.

     SECTION 5.2. EFFECT OF AMENDMENT, SUSPENSION OR TERMINATION OF EXISTING OPTIONS. Except as provided in the Plan, no amendment, suspension or termination of the Plan, without an Optionee's consent, shall materially impair any of the rights or obligations of the Company or the Optionee with respect to any Option theretofore granted to such Optionee.

     SECTION 5.3. AUTOMATIC TERMINATION OF PLAN. The Plan shall automatically terminate and all Options granted hereunder shall expire on August 14, 2005.

                                  ARTICLE VI

                                 ADJUSTMENTS

     SECTION 6.1. RECAPITALIZATION. In the event that the issued and outstanding Common Shares are, at any time after the effective date of the Plan, increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or an Affiliate by reason of a recapitalization, reclassification, stock split-up, combination of shares or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by

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the Board of Directors in the number and kind of shares for the purchase of which Options may be granted under the Plan. In addition, the Board of Directors shall make the appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the option price per share. The determination of the Board of Directors with respect to such matters shall be final, binding and conclusive absent manifest error or willful misconduct.

     SECTION 6.2. DISSOLUTION OR LIQUIDATION. In the event of the dissolution or complete liquidation of the Company, any Option shall terminate as of a date to be fixed by the Board of Directors; provided, however, that written notice of the date so fixed shall be given to each Optionee not less than the shorter of (i) thirty (30) days, or (ii) the remaining term of the Plan, and each such Optionee shall have the right during such period to exercise his or her Option as to all or any part of the Common Shares covered thereby to the extent vested.

                                 ARTICLE VII

                                MISCELLANEOUS

     SECTION 7.1. RESTRICTIONS ON ISSUING COMMON SHARES. The Common Shares shall not be issued pursuant to the exercise of an Option unless the transferability of the Common Shares so issued and/or the actual issuance of the Common Shares comply with all relevant provisions of law, including, but not limited to, the (i) restrictions, if any, imposed by the Indiana Securities Law, as amended, (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the United States Securities and Exchange Commission thereunder, and (iii) requirements of any stock exchange upon which the Common Shares may then be listed. The Board of Directors, shall, in its sole discretion, determine if such restrictions or such issuance of Common Shares so complies with all relevant provisions of law.

     SECTION 7.2. LEGENDS. Certificates for Common Shares issued upon exercise of an Option shall carry a legend indicating that transfer is subject to compliance with applicable securities laws and that the shares are subject to a repurchase right and other restrictions on transfer set forth herein.

     SECTION 7.3. WITHHOLDING, ETC. Common Shares shall not be issued upon the exercise of any Option unless and until withholding obligations with respect to any Federal or state taxes, if any, or other withholding obligations, if any, imposed by any governmental entity have, in the opinion of the Board of Directors, have been satisfied by the Company or the Optionee or provisions for their satisfaction have been made by the Company or the Optionee.

     SECTION 7.4. OTHER RESTRICTIONS. The Board of Directors may, in any option agreement with an Optionee, or at the time certificates representing Common Shares are actually issued pursuant to the exercise of an Option, place such further restrictions on the transferability of any

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Common Shares to be issued to the Optionee or upon the exercise of the Option as the Board of Directors may, in its sole and absolute discretion, determine to be reasonable, appropriate or necessary and may require the Optionee to agree to certain repurchase rights.

     SECTION 7.5. USE OF PROCEEDS. The proceeds received by the Company from the sale of the Common Shares pursuant to the exercise of Options shall be added to the Company's general funds and used for general corporate purposes.

     SECTION 7.6. RIGHTS AS A SHAREHOLDER. An Optionee shall have no rights as a shareholder with respect to Common Shares covered by any Option until the date of issuance by the Company of the applicable stock certificates. No adjustment shall be made for cash dividends or other rights not specifically provided for in the Plan for which the record date is prior to the date of such issuance of the applicable stock certificates.

     SECTION 7.7. INFORMATION TO OPTIONEES. The Company shall provide to each Optionee, immediately prior to the exercise of an Option, a copy of the most recent annual financial statement of the Company, and copies of all other information provided to shareholders of the Company at the last most recent annual meeting held prior to exercise. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure their access to equivalent information.

     SECTION 7.8. REPURCHASE OF SHARES AND RESTRICTIONS ON TRANSFER. The Company shall have the right upon written notice to an Optionee to buy back any stock purchased by such Optionee pursuant to the exercise of the Option upon an Optionee's Separation of Service for any reason on the following terms and conditions:

     (a) The Company's right under this Section shall expire on the earlier of (i) the effective date of the registration of any of the Common Shares pursuant to an initial public offering thereof, or (ii) two (2) years after an Optionee's Separation of Service.

     (b) The Company may exercise this right as to all or any portion of the stock purchased by the Optionee pursuant hereto.

     (c) The purchase price of any stock acquired pursuant to the exercise of such right shall be the fair market value of the shares on the date of exercise. The fair market value shall be determined by the Board of Directors in its discretion exercised in good faith; provided, however, that where there is a public market for the Common Shares, the fair market value per share shall be the mean of the bid and asked prices (or the closing price per share if the Common Shares are listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System) of the Common Shares for the date of grant, as reported in the WALL STREET JOURNAL (or if not so reported, as otherwise reported by the NASDAQ System) or, in the event the Common Shares are listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on the date of grant of the Option, as reported in the WALL STREET JOURNAL.

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     (d)  The payment may be made all in cash or other immediately available funds or part cash with the balance being paid pursuant to the Company's promissory note, with a maturity of not more than two (2) years and with interest on either a fixed or floating basis as elected by the Company at a rate equal to the prime rate as published by the financial institution selected by the Company as its primary bank. If the Company elects to utilize a note in the payment of the amounts due hereunder, payment shall be made thereunder at least annually.

     (e) The closing of the transaction shall occur within ten (10) days after the Company's notice. At closing, the Optionee shall deliver to the Company certificates representing all of the shares with respect to which the Company has exercised its rights hereunder, together with such transfer documents as may be necessary to transfer good and marketable title to such shares to the Company, including without limitation, stock powers with signatures guaranteed and applicable transfer stamps, if any, and shall provide to the Company such representations and warranties as the Company may reasonably request with respect to the ownership of such shares and other material matters. All of such shares shall be transferred to the Company free and clear of any liens, claims, pledges, or other encumbrances of any kind.

     (f) Until the expiration of the repurchase rights set forth herein, the Optionee shall not sell, assign, donate, pledge, or otherwise transfer any interest in any of the Common Shares issued to the Optionee pursuant to the exercise of the Option, without the prior written consent of the Company.
The Optionee agrees to give to the Company any information regarding the proposed transfer as the Company may reasonably request. Any attempted transfer shall be void and of no force or effect, and the Company shall have no obligation to cause any transfer thereof to be made on its books and records other than in compliance herewith and applicable law. The Company will give or withhold its consent in good faith. Any transferee with respect to whom the Company has given its consent will take such transferred shares subject to the terms and conditions of the Plan and will execute and deliver to the Company such confirmations and other documents as the Company might reasonably require.

                                       INTERACTIVE INTELLIGENCE, INC.



                                       By:   /s/ Robert A. Compton
                                           -----------------------------------
                                           Robert A. Compton, Chairman


                                       By:   /s/ Donald E. Brown
                                           -----------------------------------
                                           Donald E. Brown, M.D., President

Adopted by Board August 14, 1995
Approved by Shareholders August 14, 1995

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